                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             NEMATRON CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

(Amended by Sec Act Rel No. 7331; Exch. Act Rel. No. 37692, eff. 10/7/96

                              NEMATRON CORPORATION

                              5840 INTERFACE DRIVE
                           ANN ARBOR, MICHIGAN 48103

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Nematron Corporation (the "Company") will be held at the Company's headquarters, 5840 Interface Drive, Ann Arbor, MI 48103 on Thursday, April 17, 1997 at 10:00 a.m. for the following purposes:

      1.   To elect three directors.

      2. To increase the number of shares of Common Stock reserved for award under the 1993 Stock Option Plan and to restrict the number of options granted to any salaried employee during any two-year period in accordance with Section 162 (m) of the Internal Revenue Code of 1986, as amended.

      3. To increase the number of shares of Common Stock reserved for award under the 1993 Directors Stock Option Plan.

      4. To vote upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed postage-paid envelope. The proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting.


                                              By Order of the Board of
                                              Directors

                                              /s/ David P. Gienapp
                                              -----------------------------
                                              David P. Gienapp
                                              Secretary

Ann Arbor, Michigan
March 21, 1997

                              NEMATRON CORPORATION

                              5840 INTERFACE DRIVE
                           ANN ARBOR, MICHIGAN 48103

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 1997

                                PROXY STATEMENT


     The accompanying proxy is solicited on behalf of the Board of Directors of Nematron Corporation, a Michigan corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, 5840 Interface Drive, Ann Arbor, MI 48103 on Thursday, April 17, 1997 at 10:00 a.m. (the "Annual Meeting") or at any adjournment or adjournments thereof. In addition to the solicitation by mail, proxies may be solicited in person or by telephone or facsimile by officers, directors and employees of the Company. Such officers, directors and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The cost of soliciting proxies will be borne by the Company. The principal executive offices of the Company are located at 5840 Interface Drive, Ann Arbor, Michigan 48103. This Proxy Statement and the accompanying form of proxy will be first given or sent to shareholders on or about March 17, 1997.

     The Company's Annual Report to Shareholders for the year ended September 30, 1996 is enclosed herewith.

     Only holders of record of Common Stock of the Company at the close of business on March 17, 1997 are entitled to vote at the meeting or any adjournment or adjournments thereof. On March 14, 1997, 4,631,728 shares of Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held of record on the record date. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. Shares may not be voted cumulatively for the election of directors.

     Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the meeting if the proxy, properly executed, is received by the Company before the close of business on April 16, 1997. Shares represented by a proxy received after that time will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before a vote is taken. Shareholders who execute a proxy in the accompanying form may nevertheless revoke the proxy at any time before it is exercised by giving written notice to the Secretary of the Company bearing a later date than the proxy, by submitting a later-dated proxy, or by voting the shares represented by such proxy in person at the Annual Meeting.

     For purposes of determining the number of votes cast with respect to the election of directors, only those cast "for" or "against" are included. Abstentions are counted only for purposes of determining whether a quorum is present at the Annual Meeting and for determining whether the requisite vote is received on the proposals to amend the 1993 Stock Option Plan and the Directors Stock Option Plan. Broker non-votes are not counted for any purpose.

                       MATTERS TO COME BEFORE THE MEETING

                           (1) ELECTION OF DIRECTORS

     The Company's Amended and Restated Articles of Incorporation divide the directors into three classes, the terms of which expire as set forth below. At each annual meeting, the shareholders of the Company will elect to three-year terms directors to replace those directors whose terms expire at that annual meeting. The term of office of directors elected at this year's Annual Meeting will continue until the 2000 Annual Meeting and until their respective successors have been elected and qualified, or until such directors' earlier resignation or removal.

     The following sets forth information as to each nominee for election at the Annual Meeting and each director continuing in office, including his age, present principal occupation, other business experience during the last five years, directorships in other publicly held companies and period of service as a director of the Company.

     If, as a result of circumstances not known or foreseen, any of the nominees shall be unavailable to serve as a director, the proxies may be voted for any such substitute nominees as the Board of Directors may select.

     Mr. Gregory J. Chandler, who had served as a director of the Company since its spin-off from Interface Systems, Inc. in February 1993, resigned from the Board of Directors on March 18, 1997.

  NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A TERM EXPIRING IN 2000

     Frank G. Logan III, 40, has been President, Chief Executive Officer and a director of the Company since joining the Company in March 1995 in connection with its merger with Imagination Systems, Inc. Mr. Logan has been the Chairman of the Board since March 1996. Prior to joining the Company in March 1995, Mr. Logan was the President and Chief Executive Officer of Imagination Systems, Inc., which was a privately held Virginia-based software development company which he founded in 1983.

     Douglas B. Juanarena, 44, became a director on December 16, 1996, as a result of his election by the other members of the Board of Directors, to fill the Board seat vacated when Mr. Albert W. Lowery resigned from the Board on August 12, 1996. Mr. Juanarena is the President and Chief Executive Officer of Pressure Systems, Inc., an electronics manufacturer specializing in designing and producing advanced pressure measurement instrumentation for aeronautical design and research. Prior to forming Pressure Systems, Inc. in 1978, Mr. Juanarena worked in the Instrument Research Division of the NASA Langley Research Center.

     Joseph J. Fitzsimmons, 62, is a retired executive of Bell & Howell Company and University Microfilms International ("UMI"), a subsidiary of Bell & Howell. From January 1994 through June 1995 when he retired, Mr. Fitzsimmons was Corporate Vice President of Bell & Howell and Chairman of UMI. From March 1987 through December 1993, Mr. Fitzsimmons was Corporate Vice President of Bell & Howell and President and Chief Executive Officer of UMI, a leading provider of technology services to libraries and other organizations regarding acquiring, preserving and distributing literature. Mr. Fitzsimmons is a member of the Board of Directors of First of America Bank Corporation, a leading Midwest bank holding company. Mr. Fitzsimmons is a past Chairman of the Information Industry Association and served on its Advisory Committee and was the Vice Chairman of the White House Conference on Libraries and Information Services.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

     David P. Gienapp, 48, became a director in March 1995. Mr. Gienapp has been the Executive Vice President - Finance and Administration and Treasurer of the Company since joining the Company in September 1994 and has served as Secretary since March 1996. Prior to joining the Company, Mr. Gienapp spent over 20 years with Deloitte & Touche LLP, a certified public accounting firm.

     Hugo Braun, 38, has been a director since March 1996. Mr. Braun is Vice President and a director of Onset BIDCO, Inc., an investment fund, where he has been employed since 1989.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

     Garnel F. Graber, 64, became a director in February 1993 at the time of the Company's spin-off from Interface Systems, Inc. and served as Chairman of the Board of Nematron until March 1996. Mr. Graber is a retired executive of, and the current Chairman of the Board of Directors of, Applied Dynamics International, a computer firm specializing in high speed simulation. Mr. Graber also serves as Chairman of the Board of Interface Systems, Inc.

     Michael L. Hershey, 58, became a director in March 1995. Mr. Hershey had served as a member of the Board of Directors and Secretary of Imagination Systems, Inc. Mr. Hershey has been the President and Chairman of the Board of Directors of Landis Associates, Inc., an investment management company, since its formation in 1986.


     THE ELECTION OF DIRECTORS REQUIRES A PLURALITY OF THE VOTES CAST. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION. PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD.


                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board met six times during the year ended September 30, 1996. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and of the committees of the Board on which he served, except that former directors Robert Buckler and G. Paul Horst attended none of the three meetings of the Board held prior to the expiration of their terms as directors in March, 1996.

     Standing committees of the Board include an Audit Committee, an Executive Committee, a Nominating Committee, a Compensation Committee and an Organization and Compensation Committee.

     The Audit Committee met four times in fiscal 1996. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; reviews the general scope of the Company's annual audit and the fees charged by the independent accountants; and reviews and monitors the performance of non-audit services by the Company's auditors. The members of the Audit Committee are Messrs. Sundblad (Chairman), Braun, Graber, Hershey.

     The Executive Committee met ten times during the of fiscal 1996. The Executive Committee discusses current operating and strategic matters that arise between scheduled or special Board meetings. The members of the Executive Committee are Messrs. Logan (Chairman), Gienapp and Graber.

     The Nominating Committee met two times during fiscal 1996. The Nominating Committee identifies and reviews potential members of the Board and nominates persons to the Board to serve as Board members. The members of the Nominating Committee are Messrs. Graber (Chairman), Logan and Hershey.

     The Compensation Committee met once during fiscal 1996. The Compensation Committee administers the Company's Restricted Stock Plan and the 1993 Stock Option Plan and determines all compensation issues involving the grant or award of the Company's equity securities. The members of the Compensation Committee are Messrs. Hershey and Sundblad.

     The Organization and Compensation Committee met two times during fiscal 1996. The Organization and Compensation Committee determines compensation issues for officers and directors that do not involve the Company's equity securities. The members of the Organization and Compensation Committee are Messrs. Graber (Chairman), Braun, Hershey and Sundblad.

           (2) PROPOSAL TO AMEND THE COMPANY'S 1993 STOCK OPTION PLAN

     PROPOSED AMENDMENTS

     AMENDMENT TO INCREASE THE NUMBER OF OPTION SHARES AVAILABLE FOR GRANT UNDER THE 1993 STOCK OPTION PLAN. The Nematron Corporation 1993 Stock Option Plan (the "1993 Stock Option Plan") was approved as of February 26, 1993. There are currently 750,000 shares of Common Stock reserved for issuance under the 1993 Stock Option Plan. In March 1997, the Board of Directors of the Company approved for submission to shareholders an amendment to the 1993 Stock Option Plan which will increase the number of shares of Common Stock reserved for issuance under the 1993 Stock Option Plan from 750,000 shares to 950,000 shares.

     As of March 14, 1997, options for 562,550 shares were granted, options for 35,249 shares had been exercised, options for 83,817 shares were forfeited and options for 443,484 shares were outstanding. There are currently 271,267 shares of Common Stock available for grant under the 1993 Stock Option Plan.
If the amendment is approved, there will be 471,267 shares of Common Stock available under the 1993 Stock Option Plan.

     The Company utilizes stock option grants as part of its compensation program for executives and key technical and professional and other employees. The options awarded to executives and key employees under the 1993 Stock Option Plan have an exercise price that equals or exceeds the fair value of the underlying Common Stock on the date of the award, and therefore, the options awarded have no value unless the Company's Common Stock appreciates in value. In this way, the Company links the benefits received by participants in the 1993 Stock Option Plan to the amount of appreciation realized by the Company's shareholders over the exercise period of the options. Management believes that it is appropriate to continue such practice in the future through the use of stock options. In addition, the Company believes that the use of stock option grants to executives and key employees helps to provide incentive for their continued employment. As a result, the Board of Directors believes that 200,000 additional shares of Common Stock should be made available under the 1993 Stock Option Plan in order to facilitate the continued use of stock options as a part of the Company's incentive compensation program.

     AMENDMENT TO IMPOSE A LIMIT ON THE NUMBER OF OPTIONS THAT MAY BE GRANTED TO SALARIED EMPLOYEES. The proposed amendment will limit the number of shares that may be subject to options to any salaried employee in any two-year period in accordance with certain provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) and certain regulations and transitional rules promulgated thereunder by the Internal Revenue Service contain new rules regarding the federal income tax deductibility of compensation paid to a publicly traded corporation's chief executive officer and to each of its four most highly paid executive officers. Under Section 162(m), the Company may deduct compensation paid to such an executive only to the extent that it does not exceed $1,000,000 during any fiscal year, unless the compensation constitutes "performance-based" compensation. In general, compensation attributable to a stock option is deemed to be based on performance if: (i) the grant is made by the corporation's compensation committee; (ii) the plan under which the grant is made includes a per-employee limit on the number of shares with respect to which options may be granted during a specific period; and (iii) the amount of compensation the employee could receive under the terms of the option is based solely on the increase in value of the stock after the date of the grant. The Board of Directors concluded that it would be advisable to establish certain restrictions on the granting of options under the 1993 Stock Option Plan to exempt from Section 162(m) compensation realized in connection with future exercises of options. Accordingly, the Board of Directors amended the 1993 Stock Option Plan in December 1996, subject to shareholder approval, to limit to 200,000 the number of shares of Common Stock that may be included in options granted to any salaried employee in any two-year period. If this amendment is approved by the shareholders, compensation deductions available to the Company arising from the exercise of options granted under the 1993 Stock Option Plan generally should not be limited by Section 162(m). The Board believes it is in best interest of the shareholders to maximize available tax deductions without unduly burdening the discretion of the Committee in establishing executive compensation. The permitted size of option awards to a single individual was established based on the

Board's determination of the maximum number of option shares which would be required to be granted in any two-year period to retain or attract an executive officer of the Company.


     1993 STOCK OPTION PLAN

     The 1993 Stock Option Plan provides for the grant of incentive stock options ("ISOs") that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified options that do not meet ISO requirements ("Nonqualified Options"). Stock options are awarded to key employees, including officers and directors who are full time employees of the Company and its subsidiaries, at the discretion of the Compensation Committee (the "Committee"). As of March 14, 1997, there were approximately 115 employees eligible for selection to participate in the 1993 Stock Option Plan. Options may be granted under the 1993 Stock Option Plan until September 15, 2002, when the 1993 Stock Option Plan will expire.

     The 1993 Stock Option Plan is administered by the Committee, which consists of two or more members of the Board who are not eligible to participate in the 1993 Stock Option Plan. The Committee adopts such rules and regulations to administer the 1993 Stock Option Plan as it deems appropriate.

     The exercise price for ISOs granted under the 1993 Stock Option Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant. ISOs granted to optionees owning more than 10% of the Company's outstanding shares are subject to additional restriction that the exercise price must be at least 110% of the fair market value of the Company's Common Stock on the date of the grant. During any one calendar year, an optionee is not eligible to first exercise an ISO to purchase shares of Common Stock with a fair value at the date of the grant in excess of $100,000.

     Payment for shares to be acquired upon the exercise of options may be made in cash, by certified check or other cash equivalent, by surrender of previously owned shares of Common Stock in accordance with the 1993 Stock Option Plan and the agreement relating to such option, or by delivery of a properly executed notice together with irrevocable instructions to the optionee's broker to deliver to the Company a sufficient amount of cash to pay the exercise price and any withholding taxes. Surrendered shares of the Common Stock will generally be valued for such purposes at the average of the high and low sale prices for the last preceding day in which the Common Stock was traded prior to the date with respect to which the fair market value is to be determined.

     All outstanding options become immediately exercisable in the event of "change in control" of the Company. A "change in control" is defined as a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Acto of 1934, as amended, and includes the acquisition of 20% or more of the voting power of the Company or sale of all or substantially all of the Company's assets, or a merger, consolidation, or similar transaction in which the Company is a constituent corporation or a change in the identity of a majority of the members of the Company's Board of Directors in any twelve-month period, which change or changes were not recommended by the incumbent directors immediately prior to such change or changes. The Company's merger with Imagination Systems, Inc. constituted a change of control under the 1993 Stock Option Plan, and all outstanding options granted under the 1993 Stock Option Plan prior to March 3, 1995 became immediately exercisable as a result of such merger.

     The 1993 Stock Option Plan may be terminated or amended at any time by the Board of Directors. No amendment or termination of the 1993 Stock Option Plan shall affect any option granted thereunder without the consent of the optionee.

     The following table provides information as to the number of options granted under the 1993 Stock Option Plan, from its inception through March 14, 1997, to each person or group of persons listed in the table. The exercise price of all options granted under the 1993 Stock Option Plan was at least equal to the fair market value of the Common Stock as of the respective grant dates. All such options become exercisable as specified by the Committee in the terms of the grant award. As indicated above, stock options granted under the 1993 Stock Option Plan become fully exercisable in the event of change of control of the Company. All options terminate within 10 years of the date of grant. None of the Company's non-employee directors or non-employee director nominees participate in the 1993 Stock Option Plan. No associates of the directors, executive officers or director nominees received options under the 1993 Stock Option Plan, and no person other than those listed in the table received more than 5% of the options granted under the 1993 Stock Option Plan.


                                                              Number of Shares of Common
                                                               Stock Subject To Options
Name                             Position                        Previously Granted
-------------------------------  ---------------------------  --------------------------


Frank G. Logan, III              President and Chief
                                  Executive Officer                    100,000

David P. Gienapp                 Secretary, Treasurer and
                                  Executive Vice President -
                                  Finance and Administration            50,000

All current executive
officers as a group (2) persons                                        150,000

All other employees and former
employees as a group                                                   293,484



     Federal Income Tax Consequences. Under the Code as now in effect, at the time an ISO is granted or exercised, the optionee will not be deemed to recognize any income and the Company will not be entitled to any deduction. However, the spread between the exercise price and the fair market value of the purchased shares on the date of exercise is an item of tax preference which may subject the optionee to the alternative minimum tax. The holder of an ISO generally will be accorded long-term capital gain or loss treatment on the disposition of Common Stock acquired by the exercise of the options; provided that the disposition occurs more than two years from the date of the grant and one year from the date of exercise. Payment of the option price with previously acquired ISO shares that have not been held for the statutory holding periods will be treated as a disqualifying disposition of those shares.

     An optionee who disposes of shares acquired upon exercise of an ISO prior to the expiration of the foregoing holding periods recognizes ordinary income upon the disqualifying disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the date of disposition. Any appreciation between the date of exercise and the date of disposition is taxed as long- or short-term capital gain depending upon the holding period of the shares. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation.

     Upon the exercise of a Nonqualified Option, an optionee will recognize ordinary income equal to the difference between the option price and the fair market value of the Common Stock at the time of exercise (however, payment of the option price for shares of Common Stock by surrender of previously owned shares of Company Common Stock owned by the optionee will not give rise to a recognized gain on the shares surrendered). The Company is required to withhold FICA and income taxes on the exercise spread and will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. When the optionee disposes of shares acquired by the exercise of an option, the amount received in excess of the fair market value on the date of the exercise will be treated as long-term or short-term capital gain, depending on the holding period of the shares.

     RECOMMENDATION AND VOTE REQUIRED. The affirmative vote of the majority of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the amendments to the 1993 Stock Option Plan. THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THE APPROVAL OF THIS PROPOSAL. PROXIES WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENTS TO THE 1993 STOCK OPTION PLAN UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD.

        (3) PROPOSAL TO AMEND THE COMPANY'S DIRECTORS STOCK OPTION PLAN

     PROPOSED AMENDMENT

     There are currently 20,000 shares of Common Stock reserved for issuance under the Directors Plan. In March, 1997, the Board of Directors of the Company approved for submission to shareholders an amendment to the Directors Plan which will increase the number of shares of Common Stock reserved for issuance under the Directors Plan from 20,000 shares to 120,000 shares.

     As of March 14, 1997, options for 14,000 shares were granted, options for 4,000 shares had been exercised, options for 1,000 shares had been forfeited and options for 9,000 shares were outstanding. There are currently 7,000 shares of Common Stock available for grant under the Directors Plan. If the amendment is approved, there will be 107,000 shares of Common Stock available under the Directors Plan.

     DIRECTORS PLAN

     Participants in the Directors Plan are directors of the Company who are not employees. The Company utilizes stock option grants as part of its program to attract and retain the best available personnel to serve as directors of the Company, to provide additional incentive to non-employee directors and to encourage their continued service on the Board of Directors. The Company believes that it is appropriate to continue such practice in the future through the use of stock options. In addition, the Company believes that the use of stock option grants to members of the Board of Directors helps to provide incentive for their continued service and otherwise more closely aligns their interests with those of the Company's shareholders. As a result, the Board of Directors believes that 100,000 additional shares of Common Stock should be made available under the Directors Plan in order to facilitate the continued use of stock options as a part of the Company's incentive compensation program.

     The Directors Plan provides for the grant of nonqualified options that do not meet ISO requirements ("Nonqualified Options"). Options may be granted under the Directors Plan until September 15, 2002, when the Directors Plan will expire.

     The Directors Plan is designed to work automatically and not to require administration. The Board of Directors exercises only ministerial duties and does not have discretion with respect to who may be a participant or the amount, price and timing of awards under the Directors Plan. On the date on which a participant first becomes a member of the Board of Directors and on the date of each annual meeting of the shareholders occurring thereafter, if such participant has been a member of the Board of Directors for the six months immediately preceding such annual meeting, each participant shall automatically and without discretion be granted an option to purchase 1,000 shares of Common Stock.

     The exercise price for options granted under the Directors Plan is equal to the greater of the fair market value per share of the Common Stock or the book value per share of Common Stock on the date the option is granted. Each option is exercisable beginning six months after the date the option is granted and expires on the fifth anniversary of the date the option is granted.

     Payment for shares to be acquired upon the exercise of options may be made in cash, by certified check bank draft or money order, or by tendering to the Company shares of Common Stock then owned by the participant, duly endorsed for transfer or with duly executed stock power attached, which shares shall be valued at their fair market value as of the date of such exercise and payment. Surrendered shares of the Common Stock will generally be valued for such purposes at the average of the high and low sales prices for the last preceding day in which the Common Stock was traded prior to the date with respect to which the fair market value is to be determined.

     The Directors Plan may be terminated or amended at any time by the Board of Directors. No amendment or termination of the Directors Plan shall affect any option granted thereunder without the consent of the optionee.

     The following table provides information as to the number of options granted under the Directors Plan, from its inception through March 14, 1997, to each person or group of persons listed in the table. The exercise price of all options granted under the Directors Plan was at least equal to the greater of the fair market value per share of the Common Stock or the book value per share of Common Stock on the date the option is granted fair market value of the Common Stock as of the respective grant dates. All such options become exercisable six months after the date of the option grant. All options terminate on the fifth anniversary of the date of grant.


                                                 Number of Shares of Common
                                                  Stock Subject To Options
     Name                              Position     Previously Granted
     --------------------------------  --------  --------------------------

     Garnel F. Graber                  Director             4,000

     Michael L. Hershey                Director             1,000

     Douglas B. Juanarena              Director             1,000

     Harry A. Sundblad                 Director             3,000

     All current non-employee
     directors as a group (4) persons                       9,000



     Federal Income Tax Consequences. Upon the exercise of a Nonqualified Option, an optionee will recognize ordinary income equal to the difference between the option price and the fair market value of the Common Stock at the time of exercise (however, payment of the option price for shares of Common Stock by surrender of previously owned shares of Company Common Stock owned by the optionee will not give rise to a recognized gain on the shares surrendered). The Company is required to withhold FICA and income taxes on the exercise spread and will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. When the optionee disposes of shares acquired by the exercise of an option, the amount received in excess of the fair market value on the date of the exercise will be treated as long-term or short-term capital gain, depending on the holding period of the shares.

     RECOMMENDATION AND VOTE REQUIRED. The affirmative vote of the majority of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the Directors Plan. THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THE APPROVAL OF THIS PROPOSAL. PROXIES WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The Common Stock is the only voting security of the Company. The following table sets forth information as of March 14, 1997, for all shareholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock. Except as noted below, each shareholder exercises sole voting and investment power with respect to the shares beneficially owned.


                                                            AMOUNT AND NATURE
                                                            OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNERS                       OWNERSHIP             PERCENT OF CLASS
-------------------------------------                       --------------------  ----------------
Michael L. Hershey (includes shares of J. Eric May, below)
Landis Associates, Inc.
400 West Ninth Street, Suite 100
Wilmington, DE 19801                                            497,543 (1)            10.74%

J. Eric May, Trustee Under Declaration of Trust
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19890                                              471,172              10.17%

Frank G. Logan, III
5840 Interface Drive
Ann Arbor, MI 48103                                             392,991 (2)            8.36%

Stockton and Sallie Smith
1347 Garth Road
Charlottesville, VA 22901                                         355,812              7.68%

Globus Growth Group
44 West 24th Street
New York, New York 10010                                        233,304 (3)            5.04%

 (1) The shares represented in the table include (i) the 471,172 shares owned by J. Eric May, Trustee Under Declaration of Trust, over which Mr. Hershey may exercise voting and investment power; (ii) 25,371 shares of Common Stock owned outright; (iii) options to purchase 1,000 shares of Common Stock under the Directors Option Plan which are currently exercisable or are exercisable within sixty days of March 14, 1997.

 (2) The shares represented in the table include (i) 298,361 shares of Common Stock owned outright; (ii) 2,000 shares owned by Mr. Logan's wife;
      (iii) 25,964 shares of Common Stock owned by Mr. Logan as custodian of certain trusts for his children; and (iv) options to purchase 66,666 shares of Common Stock under the 1993 Stock Option Plan which are currently exercisable or are exercisable within sixty days of March 14, 1997.

 (3) The shares represented in the table include shares owned by the following individuals and entities: Stephen E. Globus; Richard D. Globus; Ronald P. Globus; Jane Globus; SRG Capital Partnership, a partnership consisting of Stephen E. Globus and Richard D. Globus; Globus Growth Group, Inc., a business development corporation, as defined in the Investment Company Act of 1940, controlled by Stephen E. Globus, Richard
      D. Globus and Ronald P. Globus; Globus Studios, Inc., a corporation controlled by Stephen E. Globus, Richard D. Globus, Ronald P. Globus and Jane Globus. These individuals and entities filed an Amendment No. 1 to
      Schedule 13D with the Securities and Exchange Commission on May 1, 1996 in which the individuals expressly disclaimed beneficial ownership of shares owned by the other individuals and expressly disclaimed that they constituted a group.

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of March 14, 1997 by each of the Company's directors and Named Executives and by all executive officers and directors of the Company as a group. Except as noted below, each shareholder exercises sole voting and investment power with respect to the shares beneficially owned.


                                                  AMOUNT AND NATURE
                                                  OF BENEFICIAL
     NAME AND ADDRESS OF BENEFICIAL OWNERS        OWNERSHIP             PERCENT OF CLASS
     -------------------------------------        --------------------  ----------------
Michael L. Hershey, Director
Landis Associates, Inc.
400 West Ninth Street, Suite 100
Wilmington, DE 19801                                  497,543 (1)            10.74%

Frank G. Logan, III, Director and Officer
5840 Interface Drive
Ann Arbor, MI 48103                                   392,991 (2)             8.36%

Hugo E. Braun, Director
313 North First Street
Ann Arbor, MI 48103                                   131,785 (3)             2.77%

Gregory J. Chandler, Former Director and Officer
5840 Interface Drive
Ann Arbor, MI 48103                                   121,570 (4)             2.61%

David P. Gienapp, Director and Officer
5840 Interface Drive
Ann Arbor, MI 48103                                    59,916 (5)             1.28%

Garnel F. Graber, Director
600 Adrian
Manchester, MI 48158                                   48,152 (6)             1.03%


Harry A. Sundblad, Director
1280 Park Center Drive
Vista, CA 92083                                         3,000 (7)             0.06%

Douglas B. Juanarena
34 Research Drive
Hampton, VA 23666                                       1,000 (8)             0.02%
                                                    ---------           -----------
All Directors and Executive Officers as Group       1,255,957 (9)            25.50%
                                                    ---------           -----------

     (1) See footnote 1 to Principal Shareholder table.

     (2) See footnote 2 to Principal Shareholder table.

     (3) The shares represented in the table include currently exercisable warrants to purchase 131,785 shares of Common Stock pursuant to a Term Loan and Warrant Purchase Agreement dated November 7, 1995 between the Company and Onset BIDCO, Inc., of which Mr. Braun is an officer, The Capital Fund, Inc., and others in connection with a private placement of subordinated notes in the amount of $1,800,000. If such warrants were exercised, Mr. Braun would have sole voting rights and shared investment power with respect to the underlying shares.


     (4) The shares represented in the table include (i) 102,337 shares of Common Stock owned outright; and (ii) options to purchase 19,233 shares of Common Stock under the 1993 Stock Option Plan which are currently exercisable or are exercisable within sixty days of March 14, 1997.
         Mr. Chandler resigned from the Company and the Board of Directors on March 18, 1997.

     (5) The shares represented in the table include (i) 23,250 shares of Common Stock owned outright; and (ii) options to purchase 36,666 shares of Common Stock under the 1993 Stock Option Plan which are currently exercisable or are exercisable within sixty days of March 14, 1997.

 (6) The shares represented in the table include (i) 14,152 shares of Common Stock owned outright; (ii) options to purchase 4,000 shares of Common Stock under the Directors Stock Option Plan which are currently exercisable or are exercisable within sixty days of March 14, 1997; and
      (iii) options to purchase 30,000 shares of Common Stock under special option awards which are currently exercisable or are exercisable within sixty days of March 14, 1997.

 (7) The shares in the table represent options to purchase 3,000 shares of Common Stock under the Directors Stock Option Plan which are currently exercisable or are exercisable within sixty days of March 14, 1997.

 (8) The shares represented in the table include currently exercisable options to purchase 1,000 shares of Common Stock under the Directors Stock Option Plan.

 (9) The shares represented in the table include (i) 491,435 shares of Common Stock owned outright; (ii) 471,172 shares of Common Stock beneficially owned by J. Eric May, Trustee Under Declaration of Trust but also reported as beneficially owned by Mr. Hershey and over which Mr. Hershey may exercise voting and investment; (iii) options to purchase 121,565 shares of Common Stock under the 1993 Stock Option Plan which are currently exercisable or are exercisable within sixty days of March 14, 1997: (iv) options to purchase 9,000 shares of Common Stock under the Directors Stock Option Plan which are currently exercisable or are exercisable within sixty days of March 14, 1997; (v) options to purchase 30,000 shares of Common Stock under special option awards which are currently exercisable or are exercisable within sixty days of March 14, 1997; and (vi) warrants to purchase 131,785 shares of Common Stock.


                               EXECUTIVE OFFICERS


            NAME                           OFFICE(S)                    AGE

     Frank G. Logan, III  Chairman of the Board, President and           40
                           Chief Executive Officer

     David P. Gienapp     Executive Vice President - Finance             48
                           and Administration, Secretary and Treasurer



See "Election of Directors" for further information concerning Messrs. Logan and Gienapp.

The executive officers of the Company serve at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY

     The following table sets forth information concerning the aggregate compensation paid by the Company and its subsidiaries to the Company's President and Chief Executive Officer and to its Vice President - Finance and Administration, the Company's only other executive officer whose salary and bonus exceeded $100,000 in fiscal 1996 (the "Named Executives") for the periods indicated.

                         SUMMARY COMPENSATION TABLE (1)

                                    ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                                   ----------------------  -------------------------
                                                             AWARDS       PAYOUTS
                                                           -----------  ------------
NAME AND PRINCIPAL                                                       ALL OTHER       COMPEN-
POSITION              FISCAL YEAR  SALARY ($)  BONUS ($)   OPTIONS (#)  LTIP PAYOUTS  SATION ($) (2)
------------------    ----------   ----------  --------   -----------   ------------   ------------
Frank G. Logan, III,  1996           $154,531     $25,000    50,000         $   -0-       $4,305

President, CEO (3)    1995           $ 70,088     $   -0-    50,000         $   -0-       $1,588

David P. Gienapp,     1996           $ 95,384     $15,000    20,000         $   -0-       $2,286

Exec. VP - Finance    1995           $ 77,035     $   -0-    25,000         $   -0-       $  395

Administration        1994           $  6,250     $   -0-     5,000         $   -0-       $  -0-

 (1) The amounts reflected in the table do not include other compensation or personal benefits which did not exceed in the aggregate the lesser of either $50,000 or 10% of the total of annual salary and bonus for the Named Executives. No "Other Annual Cash Compensation" or "Long Term Incentive Plan Payouts" were paid in any of the fiscal years shown.

 (2) All Other Compensation shown for Mr. Logan represents amounts paid by the Company for life insurance for Mr. Logan of $956 each year and 401(k) Plan contributions by the Company of $3,349 for 1996 and $632 for 1995. All Other Compensation shown for Mr. Gienapp represents 401(k) Plan contributions by the Company.

 (3) Mr. Logan assumed the office of President on March 3, 1995 and was named Chief Executive Officer on March 27, 1995.

     Management compensation is established on an annual basis by the Organization and Compensation Committee and the Compensation Committee of the Board of Directors.

OPTIONS

     The following table sets forth information concerning options granted to the Named Executives in the year ended September 30, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                      PERCENT OF TOTAL
                                      OPTIONS GRANTED TO
                     OPTIONS GRANTED  EMPLOYEES IN FISCAL   EXERCISE PRICE    EXPIRATION
       NAME              (#) (1)      YEAR                    ($/SHARE)          DATE
-------------------   --------------   -----------------     --------------  ------------
Frank G. Logan, III           50,000         22.5%           $6.75/Share    August 9, 2006

David P. Gienapp              20,000          9.0%           $6.75/Share    August 9, 2006


     (1) All of these options, which were granted pursuant to the Company's 1993 Stock Option Plan, were granted at market value on the date of the grant and have a term of ten years. The Compensation Committee of the Board of Directors determines the exercise provisions of each option award. The options granted to each of the Named Executives in fiscal 1996 become exercisable annually in increments of 33 1/3% beginning on the date of the grant. The exercisability of these options may be accelerated in the event of a change in control of the Company. See "Change in Control Arrangements." In March 1997, the Compensation Committee determined that the Company's Executive officers may earn a fixed number of premium-priced options (options priced at 110% of fair market value of the common stock on the date of the grant) under the 1993 Stock Option Plan that vary by executive in accordance with a competitive relationship to peer group (market) average, performance and contribution. The use of premium-priced options emphasizes a positive linkage between shareholder value creation and executive interests, and it ensures a minimum total shareholder return before the executives are rewarded. Vesting of the options will be in three equal installments beginning on the first anniversary of the date of grant.


     The Named Executives did not exercise any options in the year ended September 30, 1996. The following table provides information with respect to unexercised options held by the Named Executives as of September 30, 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF             VALUE OF
                                             SECURITIES            UNEXERCISED
                                             UNDERLYING            IN-THE-MONEY
                                             UNEXERCISED OPTIONS   OPTIONS AT FY-END
                        SHARES               AT FY-END (#)         ($)
                     ACQUIRED ON    VALUE        EXERCISABLE/          EXERCISABLE/
       NAME          EXERCISE (#)  REALIZED     UNEXERCISABLE         UNEXERCISABLE
----------------     ------------  --------  --------------------  --------------------
Frank G. Logan, III      None        N/A       66,666 / 33,334       $269,332 / $62,668

David P. Gienapp         None        N/A       36,666 / 13,334       $196,432 / $25,068

COMPENSATION OF DIRECTORS

     Each director who is not an officer or employee of the Company receives for his services as such a fee of $1,500 per meeting attended. Directors who are officers or employees of the Company receive no additional compensation for their service as a director, although they are reimbursed for their reasonable travel expenses when meetings are held in a location other than the metropolitan area in which they reside.

     The Directors Plan provides for the grant of non-qualified stock options to non-employee directors of the Company. Each such director is granted an option to purchase 1,000 shares of Common Stock on: (a) the date on which such person first becomes a director and (b) the date of each Annual Meeting of Shareholders occurring thereafter during the term of the plan if the participant shall have been a director for the six months immediately preceding such Annual Meeting. The exercise price of options granted under the Directors Plan is the greater of book value per share or fair market value of the Company's Common Stock on the date the option is granted. Each option under the Directors Plan becomes exercisable beginning six months after the option is granted and remains exercisable until the fifth anniversary of the date of the grant unless earlier terminated in accordance with the terms of the plan. In the fiscal year ended September 30, 1996, Messrs. Graber, Hershey and Sundblad each received an option to purchase 1,000 shares of Common Stock under the plan at an exercise price of $8.75 per share.

     In March 1996, the Compensation Committee of the Board of Directors awarded Mr. Graber a special option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $8.75 per share for his efforts as Chairman of the Board during the period from beginning with the spin-off of the Company as a separate entity in February, 1993 through March 8, 1996 when a new chairman of the Board of Directors was elected. Mr. Graber's option is currently exercisable and expires in March, 2006.

CHANGE IN CONTROL ARRANGEMENTS

     The Company granted the options disclosed in the tables above pursuant to the 1993 Stock Option Plan. The Compensation Committee of the Board of Directors determines the exercise provisions of each option award. All shares subject to an option grant become immediately exercisable upon a change in control of the Company. A "change in control" is defined as the acquisition of 20% or more of the voting power of the Company or sale of all or substantially all of the Company's assets, or a merger, consolidation or similar transaction in which the Company is a constituent corporation, or a change in the identity of a majority of the members of the Company's Board of Directors in any twelve-month period, which change or changes were not recommended by the incumbent directors immediately prior to such change or changes.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. J. Eric May, Frank G. Logan, III and Michael L. Hershey

     Effective March 3, 1995, the Company completed its merger with Imagination Systems, Inc. ("ISI). Under terms of the merger agreement, the Company issued 825,526 shares of its Common Stock to the former ISI shareholders (including Messrs. May (a principal shareholder), Logan (the Chairman of the Board, President and Chief Executive Officer) and a principal shareholder and Hershey (a director), who received 314,155 shares, 74,217 shares and 12,914 shares of Company common stock, respectively, in exchange for 100% of the outstanding stock of ISI. The ISI stock was retired, and the Company is the surviving entity. In connection with the merger, the Company also issued 120,000 shares of its Common Stock to Mr. Logan in return for a non-competition agreement.
The value of the shares issued to Mr. Logan for the non-competition agreement was $217,500 on the date of the merger. In addition, the Company issued one warrant to purchase the Company's Common Stock at $2.50 per share for every two shares of Common Stock issued in the ISI merger. Messrs. May, Logan and Hershey received 157,057 warrants, 97,108 warrants and 6,457 warrants, respectively, all of which have been exercised.

Frank G. Logan, III

     In March, 1995, the Company entered into a lease for the use of a two-story office building in Virginia Beach, Virginia, which the Company uses for its software development and applied systems businesses, with LPS Management, a partnership of which Mr. Logan is a partner. The lease term extends to February, 1997 and requires lease payments of $6,466 per month. Total lease expense for the office building was approximately $77,600 and $45,300 for fiscal 1996 and fiscal 1995, respectively. The lease is expected to be renewed in March, 1996 on substantially the same terms and conditions as the current lease.

     The Organization and Compensation Committee of the Board of Directors authorized a loan to Mr. Logan in the principal amount of $94,900 as of April, 1996 to pay federal and state taxes with respect to the 120,000 shares of Company common stock issued to Mr. Logan in consideration for a Non-Competition Agreement dated March 3, 1995. Mr. Logan delivered to the Company a promissory note which is payable in full on the earlier of April 15, 1997 or 90 days after Mr. Logan terminates employment with the Company. The note bears interest at 8.25% per annum; accrued interest is payable at the maturity date of the note.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Act of 1934 requires all Company executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of their ownership with the Securities and Exchange Commission. Executive Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established and the Company is required to report any delinquent filings and failures to file such reports.

     Based solely on its review of the copies of such reports received by it and written representations of its executive officers and incumbent directors, the Company believes that during the year ended September 30, 1996, all filing reports applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Graber, a director, did not timely file a Form 4 report disclosing one transaction.


                                  ACCOUNTANTS

     KPMG Peat Marwick LLP, independent public accountants, have audited the financial statements of the Company for the two years ended September 30, 1996. Representatives from KPMG Peat Marwick will be present at the Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

     The Company's Audit Committee has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending September 30, 1997.


                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders which are eligible for inclusion in the Company's Proxy Statement for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than November 21, 1997 if they are to be included in the Company's Proxy Statement relating to that meeting. Such proposals should be addressed to the Secretary at the Company's principal executive offices and should satisfy the requirements applicable to shareholder proposals contained in the Company's bylaws.

     Shareholder proposals to be presented at the 1998 Annual Meeting which are not to be included in the Company's Proxy Statement relating to that meeting generally must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's Annual Meeting. If the meeting date has been advanced by more than 30 days or delayed by more than 60 days, then such proposal must be received by the Company not less than 60 days nor more than 90 days before the upcoming Annual Meeting or no later than 10 days after the day of the public announcement of the date of such meeting, in accordance with the procedures set forth in the Company's Bylaws, in order to be brought properly before the Annual Meeting.

                                 OTHER BUSINESS

     The Board of Directors does not presently intend to bring any other business before the Annual Meeting of Shareholders and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting of Shareholders except as specified in the notice of the Annual Meeting of Shareholders. As to any business that may properly come before the Annual Meeting of Shareholders, however, it is intended that proxies, in the form enclosed, will be voted in the respect thereof in accordance with the judgment of the persons voting such proxies.


                                        By Order of the Board of Directors


                                             /s/ David P. Gienapp
                                        -----------------------------------
                                        David P. Gienapp
                                        Secretary


March 21, 1997
Ann Arbor, Michigan



ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                    PROXY
                             NEMATRON CORPORATION


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

This Proxy Is solicited on behalf of the Board of Directors of Nematron Corporation

The undersigned hereby appoints Frank G. Logan, III and David P. Gienapp, or any one of them, proxies with full power of substitution to vote as designated below all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Nematron Corporation to be held on Thursday, April 17, 1997 or at any adjournment or adjournments thereof.








Please be sure to sign and date this Proxy in the box below.    Date
-------------------------------------------------------------------------------


Stockholder sign above     Co-holder (if any) sign above

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                              NEMATRON CORPORATION

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

                                     PROXY
                           NEMATRON CORPORATION        With-     For All
    1. ELECTION OF DIRECTORS                    For    hold      Except
                                               [  ]    [  ]       [  ]
    Frank G. Logan, III
    Douglas B. Juanarena
    Joseph J. Fitzsimmons

    INSTRUCTION: To withhold authority to vote for one or more of the individual nominees, mark "For All Except" and write the name of each such nominee on the line below.

----------------------------------------------------------------------------
                                                For    Against   Abstain
    2. APPROVE INCREASE OF THE NUM-             [ ]      [  ]     [  ]
       BER OF SHARES OF COMMON STOCK UNDER THE 1993 STOCK OPTION PLAN AND RESTRICT THE NUMBER OF OPTIONS GRANTED TO ANY SALARIED EMPLOYEE DURING ANY TWO-YEAR PERIOD

    3. APPROVE INCREASE OF THE NUM-             [  ]     [  ]     [  ]
       BER OF SHARES OF COMMON STOCK UNDER THE 1993 DIRECTORS STOCK OPTION PLAN

When properly executed, this Proxy will be voted in the manner directed above. If no direction is made, this Proxy will be voted for all nominees for election as directors and for proposals 2 and 3.

Discretionary authority is hereby conferred as to any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Annual Report of Nematron Corporation for the year ended September 30, 1996. The undersigned ratifies that all the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

Please sign this proxy exactly as your name(s) appears on this proxy card. If the stock is registered in the names of two or more persons, each must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.